UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (due of earliest event reported) June 16, 2005

                         Commission file number: 0-29346

                                   FRMO CORP.
                                   ----------
             (Exact name of registrant as specified in its charter)

                Delaware                                  13-3754422
    (State or other jurisdiction of          (I.R.S. Employer Identification No)
     incorporation or organization)

  320 Manville Road, Pleasantville, NY                      10570
(Address of Principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (914) 632-6730

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Item 8.01 Other Events

                                                                   June 16, 2005

Dear Fellow Shareholder:

We are writing to inform you of a variety of issues pertaining to financial disclosure that have caused a delay in the filing of our annual report and Form 10-K. In most such instances, we would be writing to warn you of a potential write-down of a magnitude yet to be determined. Yet, this is not the case in this instance. It is highly likely that we will be required to perform a so-called "write-up". The term write-up is not one that is commonplace in the financial lexicon. In fact, the circumstances that will be presently related are sufficiently unusual that we can honestly state that we have never seen a comparable situation. The fact pattern is as follows:

- As shareholders will recall, in February 2002 FRMO Corp. acquired an interest, now approximately 8.4%, in a Limited Liability Company (for convenience, "LLC") that operates two hedge funds. Those funds have been very successful. Accordingly, an 8.4% proportion of the profit of the LLC belongs to the shareholders of FRMO. Initially, these amounts were not material to FRMO. However, in recent periods, the increases in funds under management as well as salutary investment performance have resulted in a very profitable investment for FRMO shareholders. It should also be noted that FRMO acquired this interest in the LLC for the nominal sum represented by 315 of FRMO's common shares.

- Recently altered accounting guidelines, in particular what is known as the Emerging Issues Task Force Issue No. 03-16, "Accounting for Investments in Limited Liability Companies", requires that we consolidate into the FRMO income statement FRMO's proportionate share of the LLC's results. This was alluded to in a postscript to last year's Shareholders' Letter.

- The LLC is a private company, and the accounting basis of the LLC is the cash basis, whereas FRMO, as a public company, must be on the accrual basis; the LLC financial statements are presented on a calendar (December) year, whereas for historical reasons FRMO reports its results on a February fiscal year; the LLC, as a private company, is not audited, although the hedge funds they manage and which represent substantially all of the revenues of the LLC are audited.

- Yet, in order for FRMO's outside accountants to complete the FRMO annual audit, their professional guidelines required them to perform an audit of the LLC. Intense consultation of authoritative sources appears to now permit, in this instance, a somewhat lower standard but nevertheless complete access to the books and records of the LLC and the performance of certain tests on its accounts. As well, they must review the audit work papers of the two hedge funds despite the fact that each hedge fund has already been audited by a reputable auditor (in one case, Ernst & Young). This requires certain clearances and the cooperation of various personnel not only at the LLC, but also at the other two audit firms with which FRMO has no business relationship. The assent of all of these parties, the orchestration of all of these parties, as well as the review and often complex restatement of differing formats of the information that must be provided to the FRMO auditors, is necessarily a time consuming process.

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      All of these parties are performing in accordance with the highest standards of professional conduct.

Given the variety of sets of data to be converted into other sets of data, there is some disagreement as to how this task should be accomplished in accordance with appropriate accounting and regulatory guidelines. We ourselves would be delighted to comply with any reasonable and defined guideline, except there is no defined guideline in our precise circumstance. All we can tell you is that our historical financial results do not reflect the appropriate reality insofar as they materially understate actual results. If accounting guidelines had not changed, we would have been content to continue to carry the investment in the LLC at a nominal value and record cash distributions as profit when received.

The U.S. Internal Revenue Service permits us to pay taxes upon the same basis as we always have paid taxes. It is interesting to observe that the data collected is perfectly appropriate for IRS purposes, yet is not appropriate for financial statement purposes. If it were permissible, we, as the FRMO management, would be delighted to use our corporate tax return as our annual report. We believe that the interests of shareholders are best served when a company uses one set of books. The figures that are sent to the IRS properly reflect the data that we use in evaluating the business of FRMO. However, the highest standards of financial reporting integrity apparently require that we use not one, but two sets of books.

Consequently, we will have one set of books that we use for the U.S. Department of the Treasury and another that we use for shareholders, as required by law. There was a time in history when people suffered severe legal penalties for using two sets of books. Nevertheless, despite what we might believe is appropriate, we are perfectly willing to have two sets of books, yet in order to comply with this requirement a number of parties need to agree upon accounting approaches yet to be decided.

If agreement among these parties can not be reached so as to enable us to produce two sets of books, NASDAQ might find it necessary to disallow the trading of our shares until such time as two sets of books can be produced. Naturally, only one set of books will be disclosed to shareholders.

For your information, if we are allowed to in this letter, which is an informal document, we are perfectly willing to disclose to you certain financial information about the LLC the manner of calculation of which is not subject to alternative interpretations. These are cash distributions received by FRMO from the LLC during the most recent periods and the amount of assets currently under management by the LLC hedge funds. The cash distributions received during the 12 months ended last week, which is to say through June 10th, was somewhat over $900,000. The combined assets under management of the two hedge funds as well as associated managed accounts as of yesterday evening, June 15th, were somewhat over $1.5 billion.

Naturally, if the future performance of the hedge funds proves to be disastrous such that most or all of the investors withdraw their capital, the LLC results would become immaterial to FRMO and we would have absolutely no difficulty producing two sets of books - only one of which, of course, would be disclosed to shareholders. Stated differently, we could solve all of these accounting problems from this point forward merely by arranging for the complete and immediate failure of the LLC.

Of course, we intend to do our best to support the continued success of FRMO, and towards this end we will make every effort humanly possible to produce two sets of books, only one of which will be disclosed. We would thank our shareholders for their understanding of this situation, if we could be confident that they did understand the situation, but we can have no such confidence since we ourselves do not understand the situation.


/s/ STEVEN BREGMAN                              /s/ MURRAY STAHL
---------------------                           ---------------------
Steven Bregman, President                       Murray Stahl, Chairman
and Chief Operating Officer                     and Chief Executive Officer

Postscript:

While waiting for proper financial statements to become available, shareholders with sufficient interest might find it useful to read Franz Kafka's The Trial.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          FRMO CORP.
                                                --------------------------------
                                                         (Registrant)


                                                     /s/ Steven Bregman
                                                --------------------------------
        Date: June 16, 2005                          Steven Bregman, President